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                                                                   EXHIBIT 10.33

                       FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") is made and entered into this 28th day of March, 2001, by and between FIRST INDUSTRIAL, L.P. a Delaware Limited Partnership ("Landlord"), and OPTICAL SENSORS INCORPORATED, a Delaware corporation ("Tenant").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant have heretofore entered into a certain Standard Commercial Lease dated October 7, 1991 (the "Original Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises commonly known as 7615 Golden Triangle Drive, Suite A, Eden Prairie, Minnesota (the "Premises"); and

WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease Agreement dated April 26, 1996 (the "First Amendment"); the Original Lease and the First Amendment are hereinafter collectively referred to as the "Lease"); and

WHEREAS, Landlord and Tenant entered into a certain Second Amendment to Lease Agreement dated April 14, 1997 (the "Second Amendment"; the Original Lease, First Amendment and Second Amendment are hereinafter collectively referred to as the "Lease"); and

WHEREAS, Landlord and Tenant entered into a certain Third Amendment to Lease Agreement dated September 3, 1999 (the "Third Amendment"; the Original Lease, First Amendment, Second Amendment and Third Amendment are hereinafter collectively referred to as the "Lease");

WHEREAS, Landlord and Tenant entered into a certain Fourth Amendment to Lease Agreement dated June 1, 2000 (the "Fourth Amendment"); the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are hereinafter collectively referred to as the "Lease");

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated as if fully rewritten and restated in the body of this Fifth Amendment. All initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

2. Term. The term of the Lease shall commence on June 1, 2001 and shall expire March 31, 2002.

3. Premises. The premises shall total 18,339 square feet; (7,906 square feet office, 8205 square feet lab, 2,228 square feet warehouse) located at 7615 Golden Triangle Drive, Suite A, as attached on Exhibit A.

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4.   Tenant's Proportionate Share. Tenant's Proportionate Share of Operating
     Expenses shall be 14.56%.

5. Base Rent. Effective June 1, 2001, the monthly Base Rent for the Premises shall be $13,604.00.

6. Contingency. This Amendment is contingent upon a fully executed Amendment to Lease between Wizmo, Inc. and First Industrial, L.P. dated April 18, 2001.

7. Full Force and Effect. Except as otherwise expressly set forth in this Fifth Amendment, all terms, provisions and covenants set forth in the Lease shall remain in full force and effect and are hereby ratified and confirmed as of the date hereof.

8. Conflicts. In the event that any of the terms, covenants and conditions of this Fifth Amendment conflict with any of the terms, covenants and conditions of the Lease, the terms, covenants and conditions of this Fifth Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date and year first above written.


LANDLORD: FIRST INDUSTRIAL, L.P.,      TENANT: OPTICAL SENSORS INCORPORATED, a
a Delaware Limited Partnership         Delaware corporation

By:      First Industrial Realty Trust, Inc.,
         a Maryland corporation, its general
         partner


By: /s/ Arne Cook                      By: /s/ Paulita LaPante
    ------------------------------         -------------------------------------
Its: Regional Director                 Its: President and CEO
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